MAJOR CREATIONS INCORPORATED
57113, 2020 Sherwood Drive
Sherwood Park, Alberta
T8A 5L7

September 5, 2006

Interstar Development Limited
9D, Tian Xiang Building,
Tian An Cyber Park,
Futian District, Shenzhen,
China 518040

Attention: Mr. Gao Jiu

Dear Mr.Gao:

Re:	Letter of Intent between the shareholders of Interstar Development Limited
(“Interstar”) and Major Creations Incorporated (the “Company”)

This agreement (the "Letter of Intent") is our agreement that the Company will, on or before September 30, 2006 enter into an agreement to purchase all of the issued and outstanding shares (the “Interstar Shares”) of Interstar Development Limited, a British Virgin Islands Company having two wholly owned foreign subsidiaries, Shenzhen Star Multimedia Tech Company Limited and Shenzhen E-World Star Digitech Limited. Payment for the purchase of the Interstar Shares will be by way of the issuance, upon Closing, of 2,000,000 common shares of the Company, on a post-split basis after the split of its common shares the Company is presently contemplating said 2,000,000 common shares to be issued to the shareholders of Interstar pro rata according to their interest in the Interstar Shares.

Concurrently with the entering into of this Letter of Intent, the Company will appoint three (3) persons: Hui Li, Wang Hui and Gao Jiu, (collectively, the “New Directors”) as directors to its board of directors and as officers of the Company and the remaining director of the Company, Stan Major will resign. The parties confirm that Guy Peckham has been appointed as Director and President of the Company.

The appointment of the New Directors is intended to provide the Company with the management expertise necessary to manage the business of Interstar.

1.	REPRESENTATIONS AND WARRANTIES

1.1	The Company represents and warrants to the New Directors and to Interstar that:

(a)	The Company trades on the NASD’s OTCBB and it is a Nevada company. It is in good standing under the laws of the State of Nevada;

(b)	The Company can legally enter into this Letter of Intent;

(c)	this Letter of Intent has been or will be authorized by all necessary corporate acts on the part of the Company; and

(d)	The Company is in good standing with the US Government’s Securities Exchange Commission and all other regulatory and statutory bodies having jurisdiction over its business and affairs.

2.	FORMAL AGREEMENT

2.1

The Company and the shareholders of Interstar will enter into a formal agreement (the “Formal Agreement”) to replace this Letter of Intent on or before September 30, 2006. In the event that the Formal Agreement is not entered into, this Letter of Intent shall terminate and the New Directors will resign, save and except for Guy Peckham.

3.	OBLIGATIONS OF THE NEW DIRECTORS

3.1	The New Directors represent and warrant that they will provide to the Company or its corporate counsel, on a timely basis:

(a)

information regarding Interstar which the Company requires to complete filings with the US Government’s Securities Exchange Commission, including all financial information necessary to complete audited pro forma consolidated financial statements, at a date to be determined by the Company; and

(b) all due diligence information requested under section 4 of this Letter of Intent.

4.	DUE DILIGENCE AND FORMAL AGREEMENTS

4.1

The parties agree that, as a condition of Closing the purchase of the the Company will enter into agreements for equity or debt financing in the amount of at least US$2,400,000 on or before November 30, 2006. The closing (the “Close” or “Closing”) of the transactions contemplated in this Letter of Intent and in the Formal Agreement will occur on or before November 30, 2006 at the latest.

4.2	The parties will not Close unless:

(a) Each party has performed all reasonably necessary due diligence to its sole and absolute satisfaction; and

(b) The Company has entered into agreements to raise those funds referred to in Section 4.1 above; and

(c)

Interstar has provided to the Company all information, including financial information, required to file reports with the US Government’s Securities Exchange Commission regarding the acquisition of Interstar.

5.	CLOSING BY NOVEMBER 30, 2006

5.1	This Letter of Intent, and any Formal Agreement, will terminate if the Closing has not occurred by November 30, 2006 and the Directors will resign as described in section 6 below.

6.	NEW DIRECTORS RESIGN IF CLOSING DOES NOT OCCUR

6.1	In the event that Closing does not occur on or before November 30, 2006, the New Directors, save and except Guy Peckham, agree that they will resign as Directors of the Company.

7.	TERMINATION IF CONSOLIDATED AUDIT NOT COMPLETED

7.1

If the Company is unable to complete audited pro forma consolidated financial statements for the Company consolidated with Interstar in a form which it believes, in its sole discretion, to be acceptable for filing with the US Government’s Securities Exchange Commission, it may terminate this Letter of Intent and the Formal Agreement, if any, at any time.

7.2

In the event that this Letter of Intent terminates under Section 7.1, Interstar will be liable to return all funds advanced by the Company to Interstar to that date or return the inventory and other materials purchased with the funds to the care and control of the Company.

8.	CONFIDENTIALITY

8.1

The parties agree that any confidential information provided to the Company by the New Directors prior to Closing will be maintained in confidence by the Company until Closing or, in the event that Closing does not occur, for a period of ten (10) years which shall survive termination of this Letter of Intent.

9.	MISCELLANEOUS

9.1

Any notice to be required or permitted hereunder will be in writing and sent by delivery, facsimile transmission, or prepaid registered mail addressed to the party entitled to receive the same, or delivered to such party at the address specified above, or to such other address as either party may give to the other for that purpose. The date of receipt of any notice, demand or other communication hereunder will be the date of delivery if delivered, the date of transmission if sent by facsimile, or, if given by registered mail as aforesaid, will be the date on which the notice, demand or other communication is actually received by the addressee.

9.2	This Letter of Intent shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors and permitted assigns.

9.3

Each of the parties hereto agrees that it shall be responsible for its own legal expenses and disbursements relating to this Letter of Intent and the negotiation and preparation of any further agreements.

9.4	This Letter of Intent shall be interpreted and construed in accordance with the laws of the

State of Nevada and the parties agree to attorn to the courts thereof.

9.5	All dollar figures in this Letter of Intent are given in valid currency of the United States of America.

9.6	This Letter of Intent may be executed by facsimile and in counterpart.

9.7	All amendments to this Letter of Intent must be in writing and signed by all of the parties hereto.

9.8	The interests, rights and obligations of the parties herein may not be assigned, sold, transferred or otherwise conveyed without the express written consent of the parties hereto.

9.9

The parties hereto acknowledge that CD Farber Law Corp. has acted for the Company in the preparation and drafting of this Letter of Intent. The New Directors and Interstar are hereby advised to seek independent legal advice as to the terms of this Letter of Intent and the Formal Agreement.

9.10	The parties hereto acknowledge that the New Directors are or may be shareholders of Interstar

The above terms and conditions accurately record your understanding of our agreement, please so acknowledge by signing a copy of this Letter of Intent in the space provided below turning the same to us at your earliest convenience. Upon your execution thereof, this Letter of Intent will constitute a legal and binding agreement subject to its terms.

Yours truly,

MAJOR CREATIONS INCORPORATED

/s/ Guy Peckham
Guy Peckham, President and Director

The terms of the Letter of Intent above are hereby read, understood, acknowledged, accepted and consented to (should such consent by required) by the undersigned effective the 5th day of September, 2006

INTERSTAR DEVELOPMENT LIMITED

/s/ Gao Jiu
Gao Jiu, President and Director